EXECUTION VERSION SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 31, 2022 (this “Amendment”), by and among NUVEEN CHURCHILL BDC SPV I, LLC, a Delaware limited liability company (the “Borrower”), NUVEEN CHURCHILL DIRECT LENDING CORP. (F/K/A NUVEEN CHURCHILL BDC INC.), a Maryland corporation (the “Collateral Manager”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, (the “Lender”) and NUVEEN CHURCHILL DIRECT LENDING CORP. (F/K/A NUVEEN CHURCHILL BDC INC.), as the Equity Investor (the “Equity Investor”). WHEREAS, the Borrower, each other borrower from time to time party thereto, the Lender, each other lender from time to time party thereto, the Equity Investor, the Administrative Agent, the Collateral Manager and U.S. Bank National Association, as the collateral agent and as the custodian, are party to the Amended and Restated Loan and Security Agreement, dated as of December 31, 2019 (as amended, modified and supplemented from time to time, the “Loan and Security Agreement”). Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement. WHEREAS, the Borrower, the Lender, the Equity Investor, the Administrative Agent and the Collateral Manager desire to amend and otherwise modify the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein. NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement. Amendments to Loan and Security Agreement. As of the Amendment Effective Date, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto. Representations and Warranties. The Borrower hereby represents and warrants to the Lender, the Equity Investor, the Administrative Agent and the Collateral Manager that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date). Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions: (i) the execution and delivery of this Amendment by each party hereto, (ii) the Administrative Agent’s receipt of satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Exhibit 10.1

2 Amendment and the consummation of the transactions contemplated hereby; (iii) the delivery of a Beneficial Ownership Certification in relation to the Borrower, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and (iv) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion. Waiver of Certain Reports. The parties hereto agree that the Collateral Manager shall not be required to furnish to the Administrative Agent the agreed-upon procedures report required under Section 6.8(d) of the Loan and Security Agreement for the 2021 fiscal year (x) if a Permitted Securitization has priced by April 30, 2022 or (y) if no Permitted Securitization has priced by April 30, 2022, until June 30, 2022. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Limited Recourse; Non-Petition. The parties hereto agree to the provisions set forth in Sections 12.10 and 12.11 of the Loan and Security Agreement, and such provisions are incorporated in this Amendment, mutatis mutandis. [Signature page follows]

[Signature Page to Second Amendment to Loan and Security Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above. BORROWER: NUVEEN CHURCHILL BDC SPV I, LLC By: _/s/Shai Vichness _________________________________ Name: Title: Shai Vichness Senior Managing Director, Chief Financial Officer

[Signature Page to Second Amendment to Loan and Security Agreement] COLLATERAL MANAGER: NUVEEN CHURCHILL DIRECT LENDING CORP. By: ___/s/ Shai Vichness Title: Name: _________ _____________________ Shai Vichness Senior Managing Director, Chief Financial Officer

[Signature Page to Second Amendment to Loan and Security Agreement] THE ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ R. Beale Pope _____________________________ Name: Title: R. Beale Pope Director

[Signature Page to Second Amendment to Loan and Security Agreement] LENDER: WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/R. Beale Pope ______________________________ Name: Title: R. Beale Pope Director

[Signature Page to Second Amendment to Loan and Security Agreement] EQUITY INVESTOR: NUVEEN CHURCHILL DIRECT LENDING CORP. By: _/s/ Shai Vichness Name: Title: Shai Vichness Senior Managing Director, Chief Financial Officer

APPENDIX A Amendments to Loan and Security Agreement

EXECUTION VERSION Conformed through OmnibusSecond Amendment dated October 28March 31, 20202022 $275,000,000350,000,000 AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT by and among NUVEEN CHURCHILL DIRECT LENDING CORP. (F/K/A NUVEEN CHURCHILL BDC INC.), (Collateral Manager) EACH OF THE BORROWERS FROM TIME TO TIME PARTY HERETO, (Borrower) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, (Lenders) WELLS FARGO BANK, NATIONAL ASSOCIATION, (Administrative Agent) and U.S. BANK NATIONAL ASSOCIATION, (Collateral Agent and Custodian) Dated as of December 31, 2019

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS Section 1.1 Certain Defined Terms. 2 Section 1.2 Other Terms. 46 Section 1.3 Computation of Time Periods. 46 Section 1.4 Interpretation. 46 ARTICLE II THE VARIABLE FUNDING NOTE Section 2.1 The Variable Funding Notes. 48 Section 2.2 Procedures for Advances by the Lenders. 49 Section 2.3 Reduction of the Facility Amount; Principal Repayments. 50 Section 2.4 Determination of Interest. 51 Section 2.5 Notations on Variable Funding Notes. 51 Section 2.6 Borrowing Base Deficiency Cures 51. 52 Section 2.7 Priority of Payments. 52 Section 2.8 Alternate Priority of Payments. 55 Section 2.9 Collections and Allocations. 56 Section 2.10 Payments, Computations, etc. 57 Section 2.11 Fees. 58 Section 2.12 Increased Costs; Capital Adequacy; Illegality. 58 Section 2.13 Taxes. 60 Section 2.14 Reinvestment; Discretionary Sales, Substitution and Optional Sales of Loans 63. 64 Section 2.15 [Reserved]. 67 Section 2.16 Capital Contributions. 67 Section 2.17 Defaulting Lenders. 67 Section 2.18 Replacement of Lenders 68. 69 Section 2.19 New Borrowers; Borrower Joinder Agreements. 69 ARTICLE III CONDITIONS TO AMENDMENT AND RESTATEMENT AND ADVANCES Section 3.1 Conditions to Amendment and Restatement 70. 71 Section 3.2 Conditions Precedent to All Advances and Acquisitions of Loans. 73 Section 3.3 Custodianship; Transfer of Loans and Permitted Investments. 76 -i-

ARTICLE IV REPRESENTATIONS AND WARRANTIES Section 4.1 Representations and Warranties of the Borrower. 77 Section 4.2 Representations and Warranties of the Borrower Relating to this Agreement and the Collateral. 86 Section 4.3 Representations and Warranties of the Collateral Manager. 86 Section 4.4 Representations and Warranties of the Collateral Agent. 88 ARTICLE V GENERAL COVENANTS Section 5.1 Affirmative Covenants of the Borrower. 89 Section 5.2 Negative Covenants of the Borrower. 95 Section 5.3 Affirmative Covenants of the Collateral Manager 97. 98 Section 5.4 Negative Covenants of the Collateral Manager. 100 Section 5.5 Affirmative Covenants of the Collateral Agent. 101 Section 5.6 Negative Covenants of the Collateral Agent 101. 102 ARTICLE VI COLLATERAL ADMINISTRATION Section 6.1 Appointment of the Collateral Manager. 102 Section 6.2 Duties of the Collateral Manager. 102 Section 6.3 Authorization of the Collateral Manager. 111 Section 6.4 Collection of Payments; Accounts. 112 Section 6.5 Realization Upon Loans. 113 Section 6.6 Collateral Manager Compensation 113. 114 Section 6.7 Expense Reimbursement 113. 114 Section 6.8 Reports; Information 114. 115 Section 6.9 Annual Statement as to Compliance 115. 116 Section 6.10 The Collateral Manager Not to Resign. 116 Section 6.11 Collateral Manager Termination Events. 116 ARTICLE VII THE COLLATERAL AGENT Section 7.1 Designation of Collateral Agent 116. 117 Section 7.2 Duties of Collateral Agent. 117 Section 7.3 Merger or Consolidation 119. 120 Section 7.4 Collateral Agent Compensation. 120 -ii-

Section 7.5 Collateral Agent Removal. 120 Section 7.6 Limitation on Liability. 120 Section 7.7 Resignation of the Collateral Agent. 124 Section 7.8 [Reserved] 124. 125 Section 7.9 [Reserved] 124. 125 Section 7.10 Access to Certain Documentation and Information Regarding the Collateral; Audits 124. 125 ARTICLE VIII SECURITY INTEREST Section 8.1 Grant of Security Interest 125. 126 Section 8.2 Release of Lien on Collateral 126. 127 ARTICLE IX EVENTS OF DEFAULT Section 9.1 Events of Default 127. 128 Section 9.2 Remedies. 130 Section 9.3 Collateral Agent May Enforce Claims Without Possession of VFNs 131. 132 Section 9.4 Application of Cash Collected 131. 132 Section 9.5 Rights of Action 131. 132 Section 9.6 Unconditional Rights of Lenders to Receive Principal and Interest 132 Section 9.7 Restoration of Rights and Remedies 132. 133 Section 9.8 Rights and Remedies Cumulative 132. 133 Section 9.9 Delay or Omission Not Waiver 132133 Section 9.10 Waiver of Stay or Extension Laws. 133 Section 9.11 Power of Attorney. 133 ARTICLE X INDEMNIFICATION Section 10.1 Indemnities by the Borrower. 134 Section 10.2 Indemnities by the Collateral Manager 136. 137 ARTICLE XI THE ADMINISTRATIVE AGENT Section 11.1 Appointment 137. 138 Section 11.2 Standard of Care 138. 139 Section 11.3 Administrative Agent’s Reliance, etc 138. 139 Section 11.4 Credit Decision with Respect to the Administrative Agent. 139 -iii-

Section 11.5 Indemnification of the Administrative Agent 139. 140 Section 11.6 Successor Administrative Agent. 140 Section 11.7 Payments by the Administrative Agent 140. 141 ARTICLE XII MISCELLANEOUS Section 12.1 Amendments and Waivers. 141 Section 12.2 Notices, etc 143. 144 Section 12.3 Ratable Payments. 144 Section 12.4 No Waiver; Remedies. 144 Section 12.5 Binding Effect; Benefit of Agreement. 144 Section 12.6 Term of this Agreement 144. 145 Section 12.7 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. 145 Section 12.8 Waivers. 145 Section 12.9 Costs and Expenses 145. 146 Section 12.10 No Proceedings. 146 Section 12.11 Recourse Against Certain Parties 146. 147 Section 12.12 Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances. 149 Section 12.13 Confidentiality. 150 Section 12.14 Execution in Counterparts; Severability; Integration. 152 Section 12.15 Waiver of Setoff 152. 153 Section 12.16 Assignments by the Lenders 152. 153 Section 12.17 Heading and Exhibits. 154 Section 12.18 Intent of the Parties 154. 155 Section 12.19 Cooperation with Collateral Agent and Collateral Manager 154. 155 Section 12.20 Recognition of the U.S. Special Resolution Regimes. 155 ARTICLE XIII Section 13.1 Restatement. 155 Section 13.2 Acknowledgement of Security Interests 155. 156 Section 13.3 Transaction Documents. 156 Section 13.4 Restatement. 156 ARTICLE XIV THE DOCUMENT CUSTODIAN Section 14.1 Designation of Custodian. 157 Section 14.2 Duties of the Custodian 157 Section 14.3 Concerning the Custodian 159. 160 Section 14.4 Release of Documents. 162 Section 14.5 Return of Required Loan Documents. 163 -iv-

Section 14.6 Access to Certain Documentation and Information Regarding the Collateral; Audits. 163 Section 14.7 Merger or Consolidation 163. 164 Section 14.8 Custodian Compensation 163. 164 Section 14.9 Custodian Removal. 164 Section 14.10 Resignation. 164 Section 14.11 Limitations on Liability 164. 165 Section 14.12 Custodian as Agent of Collateral Agent. 165 -v-

whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, in no event shall TIAA or any direct or indirect Subsidiary thereof be deemed an “Affiliate” of the Borrower for any purpose hereunder. “Agreement”: The meaning specified in the Preamble. “Anti-Corruption Laws”: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, or any of their respective Subsidiaries or Related Parties is located or doing business. “Anti-Money Laundering Laws”: Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, or any of their respective Subsidiaries or Related Parties are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction. “Applicable Percentage”: (a) With respect to any Eligible Loan that is a Broadly Syndicated Loan, 72.5%, (b) with respect to any Eligible Loan that is a First Lien Middle Market Loan, 67.570.0% and (bc) with respect to any Eligible Loan that is a Second Lien Loan, 25.0%. “Applicable Spread”: The rate per annum set forth in the applicable Fee Letter. “Approval Notice”: An approval notice signed by the Administrative Agent substantially in the form of Exhibit A-5 hereto. “Asset Coverage Ratio”: The ratio, determined on a consolidated basis, without duplication, and in accordance with GAAP as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to Nuveen Churchill Direct Lending Corp., to be determined by the Board of Directors of Nuveen Churchill Direct Lending Corp. and reviewed by its auditors, of (a) the fair value of the total assets of Nuveen Churchill Direct Lending Corp. and its Subsidiaries less all liabilities (other than Indebtedness, including Indebtedness hereunder) of Nuveen Churchill Direct Lending Corp. and its Subsidiaries, to (b) the aggregate amount of Indebtedness of Nuveen Churchill Direct Lending Corp. and its Subsidiaries; provided that the calculation of the Asset Coverage Ratio shall not include Subsidiaries that are not required to be included by the 1940 Act as affected by such orders of the Securities and Exchange Commission issued to Nuveen Churchill Direct Lending Corp. or -4-

-5- 2.80x Second Lien Loans Total Net Leverage Ratio Minimum Facility Attachment Ratio Minimum Facility Attachment Ratio Greater than or equal to 5.00 and less than 6.00x Less than 5.00x 2.70x Facility Attachment Ratio as of the date of acquisition of such Loan Greater than or equal to 5.00 and less than 6.00x First Lien Middle Market Loans and Broadly Syndicated Loans Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x Greater than or equal to 6.00 and less than 7.00x Less than 4.25x Greater than or equal to 6.00 and less than 7.00x 2.60x Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x Greater than or equal to 7.00x 2.90x 0.00x Greater than or equal to 7.00 and less than 8.00x Designated Loans 2.40x Total Net Leverage Ratio Minimum Facility Attachment Ratio otherwise, including, if set forth in any such order, any Subsidiary which is a small business investment company which is licensed by the Small Business Administration to operate under the Small Business Investment Act of 1958. “Assigned Value”: With respect to each Loan: (a) the lower of (i) the Purchase Price of such Loan and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion as of the date upon which such Loan is acquired by the Borrower; (b) on any date following the occurrence of an Assigned Value Adjustment Event (other than as described in clause (d) below) with respect to such Loan, the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion; provided that solely with respect to the occurrence of an Assigned Value Adjustment Event of the type described in clause (a)(ii) of the definition thereof, immediately after giving effect to any such reevaluation, the Assigned Value shall, to the extent applicable, be increased to the lower of (x) the original Assigned Value and (y) such value that would result in the Facility Attachment Ratio for such Loan being lower than the “Minimum Facility Attachment Ratio” specified therefore in accordance with the grid below: Greater than or equal to 8.00x Less than 6.00x Greater than or equal to 4.25 and less than 5.00x Lesser of (x) the Facility Attachment 0.00x Net Senior Leverage Ratio

-6- Ratio as of the date of acquisition of such Loan and (y) 2.00x First Lien Middle Market Loans and Broadly Syndicated Loans Greater than or equal to 6.00x 0.00x (c) on any date on which the Administrative Agent assigns a new value to such Loan in its sole discretion in accordance with its receipt of a written request from the Borrower following an Assigned Value Adjustment Event that has been remedied or is no longer in existence, such higher Assigned Value as determined by the Administrative Agent in its sole discretion; (d) the Assigned Value shall automatically be deemed to be zero (unless otherwise agreed to by the Administrative Agent) following the occurrence of an Assigned Value Adjustment Event described in clause (b), (c), (d) (solely with respect to a Material Modification described in clause (a) of the definition thereof) or (f) of the definition thereof; and (e) the Assigned Value shall be zero for any Loan that is not an Eligible Loan. Any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Administrative Agent to the Borrower, the Collateral Manager, the Collateral Agent and the Lenders. “Assigned Value Adjustment Event”: With respect to any Eligible Loan, the occurrence of any one or more of the following events after the related Funding Date: (a) (i) the Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (A) 85% or less of the Interest Coverage Ratio on the date such Loan was acquired by the Borrower and (B) less than 1.50 to 1.00, or (ii)(x) if such Eligible Loan is a Second Lien Loan or Designated Loan, the Total Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (A) greater than 0.500.75 higher than the Total Net Leverage Ratio on the date such Loan was acquired by the Borrower and (B) greater than 3.50 to 1.00 or (y) otherwise, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is both (A) greater than 0.500.75 higher than the Net Senior Leverage Ratio on the date such Loan was acquired by the Borrower and (B) greater than 3.50 to 1.00; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, Total Net Leverage Ratio or Net Senior Leverage Ratio, as applicable, for any Loan as determined on the date on which such Loan was pledged hereunder; (b) an Obligor payment default in the payment of principal or interest in an aggregate amount of greater than $5,000 under such Loan (after giving effect to the shorter of (x) any applicable grace period and (y) five (5) Business Days or if such default is solely the result of administrative error or discrepancy on the part of the administrative agent with respect to such Loan, seven (7) Business Days); (c) an Obligor default under such Loan, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Loan or to enforce any of their respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments; provided that, the imposition of a default rate of interest shall not, absent acceleration or the enforcement of any other rights or remedies, constitute an Assigned Value Adjustment Event under this clause (c); (d) the occurrence of a Material Modification with respect to such Loan; (e) the failure to deliver any monthly reports, quarterly reports, annual reports or other financial statements (including unaudited financial statements) provided by the related Obligor by the earlier of (i) two (2) Business Days of the Borrower’s or Collateral Manager’s receipt thereof (after giving effect to any applicable grace period thereunder, such period not to exceed ten (10) days) and (ii) with respect to any (A) quarterly report or statement, within sixty (60) days after the end of the applicable quarter and (B) annual report or statement within one hundred twentyfifty (120150) days after the end of the applicable fiscal year (in each case, unless waived or otherwise agreed to by the Administrative Agent and the Required Lenders in their respective sole discretion) which failure has a material adverse effect on the ability to calculate the Net Senior Leverage Ratio or the Interest Coverage Ratio of the related Obligor; or (f) the occurrence of an Insolvency Event with respect to a related Obligor (unless such Obligor was immaterial, as determined by the Administrative Agent in its sole discretion). “Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period, other than (x) Excluded Amounts and (y) amounts designated for the purchase of Eligible Loans pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred. “Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. “Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus ½ of 1% and (b) the Prime Rate in effect on such day. “BDC Advisor”: Nuveen Churchill Advisors LLC, in its role as investment adviser to the Equity Investor, or any permitted successor thereto. “Benchmark”: Initially, Daily Simple SOFR, provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current -7-

Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 12.1. “Benchmark Replacement”: TheWith respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Ratethen-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Benchmark Replacement Adjustment”: With respect to any replacement of the LIBOR Ratethen-current Benchmark with a Benchmark Replacement for each applicable Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Ratesuch Benchmark with the applicable Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Ratesuch Benchmark with the applicable Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date”: The earlier to occur of the following events with respect to the LIBOR Ratethen-current Benchmark: (i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the LIBOR Ratesuch Benchmark permanently or indefinitely ceases to provide the LIBOR Ratesuch Benchmark; or (ii) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. -8-

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the LIBOR Ratethen-current Benchmark: (a) public statement or publication of information by or on behalf of the administrator of the LIBOR Ratesuch Benchmark announcing that such administrator has ceased or will cease to provide the LIBOR Ratesuch Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Ratesuch Benchmark; (b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Ratesuch Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Ratesuch Benchmark, a resolution authority with jurisdiction over the administrator for the LIBOR Ratesuch Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Ratesuch Benchmark, which states that the administrator of the LIBOR Ratesuch Benchmark has ceased or will cease to provide the LIBOR Ratesuch Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Ratesuch Benchmark; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Ratesuch Benchmark announcing that the LIBOR Ratesuch Benchmark is no longer representative. “Benchmark Transition Start Date”: (a) inIn the case of a Benchmark Transition Event, the earlier of (ia) the applicable Benchmark Replacement Date and (iib) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period”: If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Ratethen-current Benchmark and solely to the extent that the LIBOR Ratesuch Benchmark has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Ratesuch Benchmark for all purposes hereunder in accordance with Section 12.1) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Ratesuch Benchmark for all purposes hereunder pursuant to Section 12.1. “Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230. -9-

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Borrower”: The meaning specified in the Preamble. “Borrower Joinder Agreement”: The meaning given in Section 2.19(c). “Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice. “Borrowing Base”: As of any Measurement Date, an amount equal to the least of: (a) the aggregate sum of (i) the sum of the products, for each Eligible Loan as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount, plus (iv) the amount on deposit in the Unfunded Exposure Account; (b) (i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date minus (ii) the Minimum Equity Amount plus (iii) the amount on deposit in the Principal Collection Account as of such date, minus (iv) the Unfunded Exposure Equity Amount, plus (v) the amount on deposit in the Unfunded Exposure Account; and (c) (i) the Facility Amount, minus (ii) the Unfunded Exposure Amount, plus (iii) the amount on deposit in the Unfunded Exposure Account. “Borrowing Base Certificate”: A certificate in the form of Exhibit A-4, prepared by the Collateral Manager. “Borrowing Base Deficiency”: A condition occurring on any date on which the Advances Outstanding exceed the Borrowing Base. “Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (which writing shall set forth in reasonable detail the basis for requesting any such amounts), any amount or amounts as shall compensate such Lender for any loss (excluding loss of anticipated profits), cost or expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by the Borrower of Advances Outstanding or Interest occurs on a date other than a Payment Date (for avoidance of doubt, the Breakage Costs in respect of any such payment by the Borrower on any Payment Date shall be deemed to be zero). All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error. “Broadly Syndicated Loan”: Any First Lien Middle Market Loan that, as of the date on which it was acquired by the applicable Borrower, (i) was issued pursuant to an Underlying Instrument governing the issuance of Indebtedness of the related Obligor having an -10-

aggregate principal amount (whether drawn or undrawn) of $350,000,000 or greater, (ii) has a related Obligor with EBITDA of at least $75,000,000 for the twelve months immediately prior to the acquisition of such Loan by the Borrower, (iii) has three (3) or more un-Affiliated lenders, (iv) is publicly rated by both of Moody’s and S&P and no such rating is lower than “B3” in the case of Moody’s or “B-” in the case of S&P and (v) has a most recently calculated Net Senior Leverage Ratio of 5.0x or less. “Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.” “Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing. “Cash”: Cash or legal currency of the United States of America as at the time shall be legal tender for payment of all public and private debts. “Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (exclusive of any Accreted Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period. “Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC. “Change of Control”: The Equity Investor ceases to own, of record, beneficially and directly, 100% of the Capital Stock of the Borrower. “Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. “Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC. “Code”: The Internal Revenue Code of 1986, as amended from time to time. “Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all “Accounts” (as -11-

(f) the occurrence or existence of any change with respect to the Collateral Manager which has a material and adverse effect on the Collateral Manager’s ability to perform its obligations under the Transaction Documents; (g) any failure by the Collateral Manager to deliver any Required Reports (other than any Required Reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder on or before the date occurring ten (10) Business Days after written notice of such failure or such request is delivered to the Collateral Manager by the Administrative Agent; (h) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any borrowed money which exceeds $5,000,000 in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such borrowed money, whether or not waived; (i) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, and the Collateral Manager shall not have, within forty-five (45) days of the rendering thereof, (i) had any such judgment, decree or order dismissed, (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of such judgment, decree or order to be stayed during the pendency of the appeal or (iii) satisfied or provided for the satisfaction of any such judgment, decree or order in accordance with its terms; (j) the Equity Investor shall fail to maintain (x) at least $16,500,000 of unencumbered liquidity in an amount equal to or greater than 4.0% of the Facility Amount (calculated as the sum of (i) cash or cash equivalents, (ii) advances or the equivalent thereof available under any revolving credit facility and (iii) uncalled capital commitments, in each case which are not subject to any Liens (other than all asset liens) or which otherwise would be considered available for general corporate purposes in the reasonable determination of the Collateral Manager) and (y) its status as a “business development company” under the 1940 Act; (k) As of the end of any fiscal quarter, Nuveen Churchill Direct Lending Corp. fails to maintain an Asset Coverage Ratio at greater than or equal to 1.50:1:00; (l) Nuveen Churchill Direct Lending Corp. or an Affiliate thereof shall cease to be Collateral Manager hereunder; or (m) any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it within two (2) Business Days of the date required in accordance with Section 2.9(a) (or, if such failure is solely due to administrative error by the Collateral Agent within two (2) Business Days following the earlier of notice to the Collateral Manager or actual knowledge of the Collateral Manager). “Collateral Manager Termination Notice”: The meaning specified in Section 6.11. -14-

“Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collection Account” in the name of one Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties. The Collection Account shall have at least two sub-accounts, the Interest Collection Account and the Principal Collection Account. “Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period. “Collections”: (a) All Cash collections and other Cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, Advances shall not constitute Collections. “Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an aggregate amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender. “Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage; provided, that no Commitment Reduction Fee shall be payable with respect to any reduction of the Facility Amount in connection with a securitization involving the Collateral. “Commitment Reduction Percentage”: (a) On or prior to the first anniversary of the First Amendment Closing Date, 2.00% and (b) after the first anniversary of the First Amendment Closing Date, and on or prior to the second anniversary of the FirstSecond Amendment Closing Date, 1.00%. “Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other material document to which such Person is a party or by which it or any of its property is bound or to which either is subject. “Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least 30 days prior written notice to the Administrative Agent. “Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a -15-

“covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Custodian”: U.S. Bank, not in its individual capacity, but solely as Custodian, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Custodian pursuant to Section 7.5. “Custodian Fee”: The fees, expenses and indemnities set forth as such in the Collateral Agent and Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document. “Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) zero. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Default”: Any event that, with the giving of notice or the lapse of time, or both, would (unless cured or waived in accordance with Section 12.1) become an Event of Default. “Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a -16-

bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. “Delayed Draw Loan”: A Loan that is (x) fully committed on the initial funding date of such Loan and (y) requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation. “Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, designates on the related Approval Notice as a “Designated Loan”. “Determination Date”: The 15th of each calendar month. “Discretionary Sale”: The meaning specified in Section 2.14(c). “Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States. “Domiciled”: With respect to any Obligor: (a) except as provided in clause (b) below, its country of organization; or (b) solely to the extent (x) designated by the Collateral Manager to the Administrative Agent prior to delivery of the related Approval Notice or (y) otherwise approved by the Administrative Agent in its sole discretion, the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor). “Early Opt-in Election”: The occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 12.1 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent. “EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors on such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to -17-

the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate. “Effective Equity”: As of any day, the greater of (a) the sum of (i) the products, for each Eligible Loan as of such date, of the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account, plus (iii) the amount on deposit in the Unfunded Exposure Account minus (iv) the Unfunded Exposure Equity Amount minus (v) the aggregate principal amount of all Advances Outstanding and (b) $0. “Eligible Loan”: Each Loan which complies with each of the following eligibility requirements (unless, at the written request of the Borrower or the Collateral Manager on behalf of the Borrower, the Administrative Agent and the Required Lenders in their respective sole discretion agree to waive any such eligibility requirement with respect to such Loan): (a) such Loan has been approved by the Administrative Agent in its sole discretion as evidenced by an Approval Notice delivered by the Administrative Agent with respect to such Loan; (b) such Loan is a Broadly Syndicated Loan, a First Lien Middle Market Loan or a Second Lien Loan which has been assigned to the Borrower pursuant to an assignment agreement either (i) complying with the related Underlying Instruments or (ii) on the LSTA standard assignment form; (c) [reserved]; (d) after giving effect to the Borrower’s acquisition thereof, the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority (subject to Permitted Liens) security interest in such Loan and the related Collections and Underlying Instruments; (e) each Obligor with respect to such Loan is an Eligible Obligor; (f) such Loan is payable in Dollars and does not permit the currency in which such Loan is payable to be changed; (g) such Loan complies with each of the representations and warranties made by the Borrower and the Collateral Manager in the Transaction Documents with respect thereto and all written factual information (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated -18-

(jj) to the knowledge of the Borrower, the Obligor with respect to such Loan (and each other material guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the related Underlying Instruments; (kk) the Borrower has all necessary licenses and permits to purchase and own such Loan and enter into the applicable Underlying Instruments as a lender in the State where such Obligor is located except where the failure to have such licenses or permits would not have a material adverse effect on the Borrower or any Secured Party; (ll) neither the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged in writing that such Loan or any related Underlying Instrument is illegal or unenforceable; (mm) such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair and to maintain adequate insurance with respect thereto; (nn) such Loan and any Underlying Assets have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law; and (oo) if such Loan is a First Lien Middle Market Loan, such Loan contains a covenant by the Obligor thereunder to comply with one or more financial covenants that test for either a cash component (interest coverage ratio, fixed charge coverage ratio, etc.) or a leverage covenant (net debt ratio, total debt ratio, etc.) during each reporting period regardless of whether or not the borrower has taken any specific action. “Eligible Obligor”: On any date of determination, any Obligor that: (a) is (i) a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction and (ii) Domiciled in the United States or any State thereof or Canada or any territory thereof; (b) is a legal operating entity or holding company; (c) has not entered into the Loan primarily for personal, family or household purposes; (d) if such Obligor is the primary Obligor, is not a Governmental Authority; (e) is not an Affiliate of, or controlled by, the Borrower; (f) as of the date the Borrower acquired the related Loan, the Obligor has evidenced EBITDA for the most recent twelve month reporting period of not less than $5,000,000 for the twelve month period then ending; and (g) is not (and has not been for at least three years) the subject of an -22-

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of any Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) solely to the extent originally paid from amounts other than Collections, any reimbursement of insurance premiums or other reasonable and customary expenses paid by the Borrower in connection with such Loan, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error, in each case as determined by the Administrative Agent. “Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest (other than pursuant to an assignment effected in accordance with Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Borrower”: The meaning specified in the Preamble. “Existing Loan and Security Agreement”: The meaning specified in the Preamble. “Expense Reserve Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Expense Reserve Account” in the name of one Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties. “Expense Reserve Account Amount”: At any time, an amount equal to $50,000 minus the available balance of each Expense Reserve Account at such time. “Facility Amount”: (a) Prior to the Securitization Date, $350,000,000 and (b) on and after the Securitization Date, $275,000,000, in each case as such amount may vary from time -24-

to time pursuant to Section 2.3 hereof; provided that, on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding. “Facility Attachment Ratio”: As of any date of determination, with respect to (a) any Designated Loan an amount equal to the product of (i) its Total Net Leverage Ratio, (ii) its Applicable Percentage and (iii) its Assigned Value, (b) any Second Lien Loan, the sum of (i) its Net Senior Leverage Ratio and (ii) the product of (A) its Total Net Leverage Ratio less its Net Senior Leverage Ratio, (B) its Applicable Percentage and (C) its Assigned Value, or (c) any other Loan, an amount equal to the product of (i) its Net Senior Leverage Ratio, (ii) its Applicable Percentage and (iii) its Assigned Value. “Facility Maturity Date”: October 28March 31, 20252027. “FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements and any law or regulations implementing any intergovernmental agreement or approach thereto. “FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto. “Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day. “Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Fee Letter”: Each fee letter entered into from time to time between the Borrower and one or more Lenders and/or the Administrative Agent, as the same may be amended, restated, modified or supplemented from time to time. “Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter. “Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC. “Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person. -25-

“First Amendment Closing Date”: October 28, 2020. “First Lien Loan”: A Middle Market LoanMiddle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments as of the date of the related Approval Notice and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral. “Fitch”: Fitch Ratings, Inc. or any successor thereto. “Foreign Lender”: A Lender that is not a U.S. Person. “Funding Date”: With respect to any Advance, the Business Day of receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2. “Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2. “GAAP”: Generally accepted accounting principles as in effect from time to time in the United States. “General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC. “Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. -26-

“Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith. “Interest Rate”: (a) The LIBOR RateDaily Simple SOFR plus (b) the Applicable Spread; provided that, upon and during the occurrence of a Eurodollar Disruption Event, with respect to the Advances owing to such Lender, “Interest Rate” shall mean the Base Rate plus the Applicable Spread. “Intermediary”: (a) A Clearing Corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, which in each case is not an Affiliate of the Borrower or the Collateral Manager. “Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans, Permitted Investments and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans. “Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC. “Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the A&R Effective Date, as contemplated by Section 2.1(d), a copy of which shall be delivered to the Collateral Agent and the Collateral Manager. “Lenders”: The meaning specified in the Preamble, including Wells Fargo Bank, National Association (“Wells Fargo”) and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower as contemplated by Section 2.1(d). “LIBOR Rate”: For any day during the applicable Accrual Period with respect to each Advance, the greater of (I) zero and (II)(a) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; (b) if no rate specified in clause (a) of this definition so appears, the rate per annum (rounded, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers -30-

Association Interest Settlement Rate for deposits (for delivery on the first day of such Accrual Period) for a one-month maturity determined as of approximately 11:00 a.m. London time on such day; and (c) if no rate specified in clause (a) or (b) of this definition so appears on Reuters Screen LIBOR01 Page (or any successor or substitute page), the interest rate per annum determined by the Administrative Agent at which dollar deposits of $5,000,000 and for a three-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, for such day. “Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. “Loan”: Any commercial loan or note which the Borrower acquires from a third party in the ordinary course of its business. “Loan Checklist”: An electronic or hard copy, as applicable, of a checklist in the form of Exhibit J delivered by or on behalf of the Borrower to the Custodian for each Loan of all related Required Loan Documents, which shall also specify whether such document is an original or a copy. “Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals or if the original is not available to the Borrower, a copy of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto. “Loan Register”: The meaning specified in Section 5.3(j). “Loan Tape”: The loan tape to be delivered in connection with each Collateral Management Report, which tape shall include (but not be limited to) the aggregate Outstanding Balance of all Loans and, with respect to each Loan, the following information: (a) name and number of the related Obligor; (b) calculation of the Net Senior Leverage Ratio for the Relevant Test Period immediately prior to the date of the applicable Approval Notice and for the most recent Relevant Test Period, as calculated and delivered by the related Obligor or, if not calculated and delivered by such Obligor, as calculated by the Collateral Manager in its commercially reasonably determination; (c) calculation of the Interest Coverage Ratio for the Relevant Test Period immediately prior to the date of the applicable Approval Notice and for the most recent Relevant Test Period, as calculated and delivered by the related Obligor or, if not calculated and delivered by such Obligor, as calculated by the Collateral Manager in its commercially reasonably determination; (d) calculation of the Total Net Leverage Ratio for the most recent Relevant Test Period, as calculated and delivered by the related Obligor or, if not calculated and delivered -31-

by such Obligor, as calculated by the Collateral Manager in its commercially reasonably determination; (e) collection status (number of days past due); (f) loan status (whether in default or on non-accrual status); (g) scheduled maturity date; (h) loan rate of interest (and reference rate, if applicable); (i) LIBOR floor (if applicable); (j) Outstanding Balance; (k) face value; (l) Assigned Value; (m) Purchase Price; (n) Moody’s Obligor rating (if available); (o) S&P Obligor rating (if available); (p) whether such Loan has been subject to an Assigned Value Adjustment Event (and of what type); (q) whether such Loan has been subject to any waiver, amendment, restatement, supplement or other modification (and whether such action constitutes a Material Modification); (r) the date on which such Loan was acquired by the Borrower; (s) whether the Loan is a fixed rate Loan or a floating rate Loan; (t) payment frequency; (u) Obligor’s domicile; (v) trailing twelve month EBITDA (and the date as of which such calculation was made), as calculated and delivered by the related Obligor or, if not calculated and delivered by such Obligor, as calculated by the Collateral Manager in its commercially reasonably determination; (w) Loan type (Broadly Syndicated Loan, First Lien Middle Market Loan or Second Lien Loan); (x) the applicable industry classification group set forth on Schedule IV; -32-

the Administrative Agent, materially and adversely affects the value of such Loan; provided, that the foregoing shall not apply to any such release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of the applicable net proceeds or mandatory repayment of such Loan with all of such net proceeds; or (f) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Total Net Leverage Ratio” or “Interest Coverage Ratio” or any respective comparable definitions in its Underlying Instruments (including any adjustment to “EBITDA” or “Adjusted EBITDA” or any respective comparable definitions) or the definition of any component thereof in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to any Lender; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (f). “Measurement Date”: Each of the following: (i) each Determination Date; (ii) the date of any Borrower’s Notice; (iii) the date of any Discretionary Sale, Optional Sale, Reinvestment or Substitution, (iv) the date that a Responsible Officer of the Collateral Manager has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (v) the date that the Assigned Value of any Loan is adjusted; (vi) the date as of which any Collateral Management Report, as provided for in Section 6.8, is calculated, (vii) the date on which any Lender becomes a party hereto, and (viii) each other date requested by the Administrative Agent. “Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments as of the date of the related Approval Notice and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral. “Minimum Equity Amount”: $55,000,000; provided the Minimum Equity Amount shall increase to(a) Prior to the Securitization Date, $60,000,000 at any time the and (b) on and after the Securitization Date, (i) prior to the first date after the Securitization Date on which the aggregate Adjusted Borrowing Value first exceeds $250,000,000, $40,000,000 and (ii) thereafter, $60,000,000. “Moody’s”: Moody’s Investors Service, Inc., and any successor thereto. -34-

“Rating Agencies”: Each of Moody’s and S&P. “Recipient”: (a) The Administrative Agent and (b) any Lender, as applicable. “Register”: The meaning specified in Section 12.16(b). “Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor regulation. “Reinvestment”: The meaning specified in Section 2.14(a)(i). “Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3. “Reinvestment Period”: The period commencing on the First Amendment Closing Date and ending on the day preceding the Reinvestment Period End Date. “Reinvestment Period End Date”: The earliest to occur of: (a) October 28, 2023March 31, 2025; (b) the Termination Date pursuant to Section 9.2(a)(i); (c) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a)(ii); or (d) the date of the termination of all of the Commitments pursuant to Section 2.3(a). “Related Parties”: With respect to any Person, such Person’s Related Party Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Related Party Affiliates. “Related Party Affiliate”: With respect to any Person, any other Person that, at any time, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, partnership interests, shareholder interests, membership interests or by contract or otherwise. “Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. -41-

document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof to the Borrower and from the Borrower in blank; and (b) to the extent applicable for the related Loan, copies of the executed (i) guaranty, (ii) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created) and (iii) security agreement, mortgage or other agreement that secures the obligations represented by such Loan, in each case as set forth on the Loan Checklist. “Required Reports”: Collectively, the Borrowing Base Certificate, the Collateral Management Report, financial statements of each Obligor and the Borrower required to be delivered under the Transaction Documents, the annual statements as to compliance and the annual independent public accountant’s report pursuant to Section 6.8(d). “Responsible Officer”: With respect to any Person, any duly authorized officer of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and with respect to the Collateral Agent, Custodian or Securities Intermediary, an officer within the Corporate Trust Office to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction. “Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding. “Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606. “Review Criteria”: The meaning specified in Section 14.2(a)(ii). “Revolving Loan”: A Broadly Syndicated Loan or a First Lien Middle Market Loan (other than a Delayed Draw Loan) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero. -43-

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto. “Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all reasonable and documented fees and out-of-pocket costs and expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale. “Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Credit Party or its Subsidiaries or their respective Related Parties. “Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program. “Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable. “Second Amendment Closing Date”: March 31, 2022. “Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “First Lien Middle Market Loan,” (ii) is secured by a pledge of collateral, which security interest is validly perfected and second priority under Applicable Law (subject to Permitted Liens), (iii) is not (and cannot by its terms become) subordinate in right of payment to any obligation of any related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings but which may be subordinated (with respect to liquidation preferences with respect to pledged collateral) to a senior secured loan of such Obligor and (iv) pursuant to an intercreditor agreement between the Borrower and the holder of the first priority Lien over the Underlying Assets, the amount of Indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both). “Section 28(e)”: The meaning specified in Section 6.2(l). “Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Custodian, (v) the Securities Intermediary and (vi) solely with respect -44-

to the right to receive fees, expenses and indemnities owing to it hereunder, the Collateral Manager. “Securities Account”: The meaning specified in Section 8-501(a) of the UCC. “Securities Account Control Agreement”: A Securities Account Control Agreement between a Borrower and the applicable Account Bank establishing “control” within the meaning of the UCC over the accounts described therein, as the same may be amended, modified, waived, supplemented or restated from time to time. “Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securities Intermediary”: U.S. Bank, in its capacity as securities intermediary pursuant to a Securities Account Control Agreement, or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity or agreeing to act in such capacity pursuant to any Securities Account Control Agreement. “Securitization Date”: The first date following the Second Amendment Closing Date on which a Permitted Securitization closes. “Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC. “Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC. “Similar Law”: The meaning specified in Section 4.1(w)(iii). “SOFR”: With respect to any day means the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website. “SOFR Administrator”: The Federal Reserve Bank of New York, as the administrator of the benchmark (or aany successor administrator), on the Federal Reserve Bank of New York. “SOFR Administrator’s Website.”: The website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR.” “SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR.” -45-

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature or fall due in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital. “Sub-Advisor”: The meaning specified in Section 6.2(c). “Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. “Substitution”: The meaning specified in Section 2.14(b). “Successor Borrower”: The meaning specified in the Preamble. “Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR”: The forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a). “Third Party Agented Loan”: Any Loan originated as part of a syndicated loan transaction that has one (1) or more administrative, paying and/or collateral agents who are not the Borrower, Collateral Manager or any Affiliate thereof and receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility. -46-

“Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of one Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties. “Unfunded Exposure Amount”: As of any date of determination, an amount equal to the aggregate amount (without duplication) of all unfunded commitments associated with the Loans. “Unfunded Exposure Equity Amount”: As of any date of determination, an amount equal to the sum for all Loans of (a) the Unfunded Exposure Amount with respect to such Loan minus (b) the product of (i) the Unfunded Exposure Amount with respect to such Loan, (ii) the Applicable Percentage for such Loan and (iii) the Assigned Value with respect to such Loan. “United States” or “U.S.”: The United States of America. “Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower. “U.S. Bank”: The meaning specified in the Preamble. “U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of the notice requirements in Section 2.03(b), such day is also a Business Day. “U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. “U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.13(f). “USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. -48-

adequacy, but excluding with respect to Taxes, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the Payment Date following demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay (in accordance with Section 2.7 or 2.8, as applicable) directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, if the issuance of any amendment or supplement to Interpretation No. 46 or to Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Borrower or any Affected Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by GAAP with the Collateral Manager or any Affiliate thereof, whether or not an Affected Party. (c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the Payment Date following demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it. (d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error. (e) If a Eurodollar Disruption Event with respect to any Lender occurred on any date prior to the occurrence of a Benchmark Transition Event, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at the LIBOR RateDaily Simple SOFR shall immediately be converted into Advances Outstanding in respect of which such Interest accrues at the Base Rate; provided that such Lender or the Administrative Agent shall notify the Borrower promptly when the Eurodollar Disruption Event is no longer continuing and interest on such Advances Outstanding on and after the date of such notice with respect to such Lender shall accrue interest at the LIBOR RateDaily Simple SOFR; provided, further, that if a Eurodollar Disruption Event with respect to any Lender has occurred and the LIBOR RateDaily Simple SOFR has been replaced with a Benchmark Replacement, such Eurodollar Disruption Event shall no longer be continuing, -62-

(n) Reports Accurate. Any of the following information provided or prepared by an Obligor, the Collateral Manager, the Sub-Advisor or the Collateral Agent, including, without limitation, any financial statements required pursuant to Section 5.3(f), all information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished to the Administrative Agent or any Lender in connection with this Agreement are (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) provided by the Borrower or the Collateral Manager is true and correct in all material respects after giving effect to any updates thereto (or, with respect to information relating to third parties, is true and correct in all material respects to the actual knowledge of the Collateral Manager) as of the date such information is provided;. (o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times since the A&R Effective Date has been, the State of Delaware. The Borrower’s Federal Employee Identification Number is correctly set forth on the certificate required pursuant to Section 3.1(l). The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of incorporation and has not changed its location within the four (4) months preceding the A&R Effective Date, except as permitted under and in satisfaction of Section 5.1(o)(vii). (p) Collection Accounts. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections are sent. (q) Legal Name. The Borrower’s exact legal name is, and at all times since the A&R Effective Date has been the name as set forth on Annex A hereto, except as permitted under and in satisfaction of Section 5.1(o)(vii) or in the case of any New Borrower, as set forth in the applicable Borrower Joinder Agreement. (r) [Reserved]. (s) Value Given. The Borrower has given reasonably equivalent value to the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code. (t) Accounting. Other than for tax purposes, the Borrower accounts for the transfers to it of Collateral as purchases of such Collateral for legal and financial accounting purposes (including notations on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein). (u) Special Purpose Entity. At all times prior to the Collection Date, the Borrower has not and shall not: (i) except in connection with any payment made to any Secured Party -85-

that such person is in compliance with its obligations under this Agreement or any other document related to this transaction. (f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder. (g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral. (h) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, that the Collateral Agent shall not be responsible for any actions or omissions on the part of any non-Affiliated agent or attorney appointed with due care by it hereunder. (i) The Collateral Agent shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services); errors by the Collateral Manager or any other Secured Party in its instructions to the Collateral Agent; or changes in applicable law, regulation or orders. (j) The Collateral Agent shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection of any security interest granted to it hereunder or otherwise or (iv) the validity or perfection of any such lien or security interest. (k) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, "“Applicable Banking Laws"”), the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Banking Laws. (l) In no event shall the Collateral Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value) even if the Collateral Agent has been advised of the likelihood of such damages and regardless of the form of such action. (m) The Collateral Agent shall be under no obligation to exercise or to honor any of the discretionary rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any Lender, unless the Administrative Agent or such Lender shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against -126-

(k) the existence of a Borrowing Base Deficiency on any date of determination, which continues unremedied for at least five (5) Business Days; provided that if the Borrower shall provide the Administrative Agent within five (5) Business Days of the occurrence of such Borrowing Base Deficiency a plan, acceptable to the Administrative Agent in its sole discretion, enabling such Borrowing Base Deficiency to be eliminated in its entirety within twenty (20) Business Days of the occurrence of such Borrowing Base Deficiency, such Borrowing Base Deficiency shall not constitute an Event of Default until the end of such twenty Business Day period if at such time such Borrowing Base Deficiency remains outstanding; or (l) a Change of Control of the Borrower occurs without the prior written consent of the Administrative Agent; or (m) the occurrence of a Collateral Manager Termination Event; or (n) the Borrower or the Equity Investor defaults in making any payment required to be made under an agreement for borrowed money owing by it (other than, in the case of the Borrower, this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (i) with respect to the Borrower, $500,000, and (ii) with respect to the Equity Investor, $25,000,000 in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or (o) the Borrower shall have made payments (other than payments made on behalf of such Person from insurance proceeds of the Borrower) individually or in the aggregate in excess of $750,000 in settlement of any litigation claim or dispute; or (p) the Internal Revenue Service or any other Governmental Authority shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Borrower and such lien shall not have been released within five (5) Business Days; or (q) both (i) the failure of any trade designated pursuant to Section 2.6(iv) to settle in full in Cash on or prior to the date that is twenty (20) Business Days after the occurrence of the Default such trade was designated to cure and (ii) the applicable Default under Section 9.1(k) is continuing. Section 9.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall, at the written request of the Required Lenders and by written notice to the Borrower and the Collateral Manager, declare (i) the Termination Date to have occurred and all outstanding Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Reinvestment Period End Date to have occurred; provided that, in the case of any event involving the Borrower described in Section 9.1(c), all of the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are -134-

furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rateDaily Simple SOFR or other rates in the definition of “LIBOR Rate”thereof or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 12.1, will be similar to, or produce the same value or economic equivalence of Daily Simple SOFR, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rateDaily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability. Section 11.4 Credit Decision with Respect to the Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Section 11.5 Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder -144-

may be effected without the written consent of any other Lender, (iv) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent under this Agreement or any other Transaction Document (including with respect to, but not limited to, a Benchmark Replacement or any other alternative or replacement reference rate); (v) no amendment, waiver or consent shall, unless in writing and signed by the Custodian, affect the rights or duties of the Custodian under this Agreement or any other Transaction Document and (vi) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Collateral Manager and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Ratethen-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has delivered such amendment to all Lenders, the Collateral Agent, the Custodian and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR RateBenchmark with a Benchmark Replacement pursuant to this Section 12.1 will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that the Administrative Agent provides prompt written notice of such amendment to the other parties hereto. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. -147-

Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 12.1 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 12.1. The Collateral Agent shall have no (i) responsibility or liability for (A) the determination, designation or selection of (or any failure by the Administrative Agent to determine, designate or select) a replacement reference rate (including any Benchmark Replacement Adjustment or other modifier thereto) as a successor or replacement benchmark to the LIBOR RateBenchmark, including any Benchmark Replacement or determining whether any such rate is a Benchmark Replacement or whether the conditions to the adoption of such rate or any amendment to this Agreement pursuant to this Section 12.1 (including any Benchmark Replacement Conforming Changes) have been satisfied, and shall be entitled to rely upon any such determination or designation of such rate (and any modifier) by the Administrative Agent or (B) determining whether a Benchmark Transition Event, Early Opt-in Election or Eurodollar Disruption Event has occurred or (ii) liability for any failure or delay in performing its duties hereunder solely as a result of the unavailability of the LIBOR RateBenchmark or other reference rate as described herein or the failure of a replacement rate to be adopted. During any Benchmark Unavailability Period, the Base Rate will be used instead of the LIBOR Ratethen-current Benchmark for all outstanding Advances. Section 12.2 Notices, etc. All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt (which may be given by oral confirmation of receipt). Section 12.3 Ratable Payments. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if -148-

Annex B to LSA Commitment Annex B Wells Fargo Bank, National Association $275,000,000$350,000,000 Lender